Exhibit 99.1

           RADYNE CORP ANNOUNCES ACCELERATION OF STOCK OPTION VESTING

    PHOENIX, Dec. 12 /PRNewswire-FirstCall/ -- Radyne Corporation (Nasdaq: RADN) announced today that its Board of Directors accelerated the vesting of all unvested stock options awarded to employees prior to December 8, 2005. The Board took the action with the belief that it is in the best interest of the shareholders as it will reduce the Company's reported stock compensation expense in future periods.

    As a result of the vesting acceleration, options to purchase approximately
1.4 million shares became exercisable immediately. Under recently issued Financial Accounting Standard Board Statement No. 123(R), "Share-Based Payments," which the Company will adopt effective January 1, 2006, the Company would have been required to recognize approximately $3.5 million in additional stock compensation expense over the remaining vesting term of the unvested options in its income statement. By vesting these options now, the Company will reduce future stock compensation expense.

    At the same meeting, the Board of Directors revised its Director fee schedule to increase the annual fee paid to Directors who are members of Committees other than the Audit Committee from $1,500 to $2,500 and it increased the fee for the Chairman of the Audit Committee from $5,000 to $6,000. All other fees paid to Directors will remain at the levels previously disclosed in the Company's most recent Proxy Statement filed with the Securities and Exchange Commission on April 29, 2005.

    About Radyne Corporation

    Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, Arizona and San Diego, and Santa Clara, California and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com.

    Safe Harbor Paragraph for Forward-Looking Statements

    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," "intends" or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include expectations for future revenues, orders and backlog, cash flow and earnings per share and indications that the Company will benefit from strong market demand for its new products. We cannot guarantee that the Company will continue to generate cash and asset and sales fluctuations may be seasonal in nature and not an indication of future results. There can be no assurance that the indicators that the Company relies on to gauge future business prospects, such as backlog and bookings, will accurately forecast future results.

    Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

    Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.

    Contact: Malcolm Persen, Chief Financial Officer, 602.437.9620

SOURCE  Radyne Corporation
    -0-                             12/12/2005
    /CONTACT: Malcolm Persen, Chief Financial Officer of Radyne Corporation, +1-602-437-9620/
    /Web site:  http://www.radn.com /
                http://www.xicomtech.com /
    (RADN)